UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2008

LaPolla Industries, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-31354	13-3545304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Intercontinental Business Park
15402 Vantage Parkway East, Suite 322, Houston, Texas  77032
(Address of Principal Executive Offices and Zip Code)

(281) 219-4700
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LAPOLLA INDUSTRIES, INC.
FORM 8-K
JUNE 30, 2008

Index

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01.  Entry into a Material Definitive Agreement

Amended and Restated Revolving Credit and Term Loan Agreement

LaPolla Industries, Inc. (the “Company” or “LaPolla”) entered into an Amended and Restated Revolving Credit and Term Loan Agreement (“Loan Agreement”) with ComVest Capital, LLC (“ComVest”) on June 30, 2008 (“New Credit Facility”) which replaces the prior credit facility. The New Credit Facility provides up to $9,500,000 under an amended and restated revolving credit note and $3,000,000 under an amended and restated convertible term note for a total of $12,500,000.  The prior credit facility entered into between LaPolla and ComVest on February 21, 2007, as amended on June 12, 2007, provided for $5,000,000 under a revolving credit note and $2,000,000 under a convertible term note (“Prior Credit Facility”). In connection with the establishment of the New Credit Facility, the Company agreed to reprice certain warrants originally issued as part of the Prior Credit Facility and issue a new warrant contemporaneously with entering into the New Credit Facility (See Section 8 – Other Events below for more information on the warrants). See also Section 2 – Financial Information below for more information. Refer to Exhibit 10.1 for the complete text of the Loan Agreement.

SECTION 2 – FINANCIAL INFORMATION

Item 2.03.  Creation of a Direct Financial Obligation

(a)  Amended and Restated Revolving Credit Note

Contemporaneously with entering into the New Credit Facility described above, the Company amended and restated the Revolving Credit Note dated February 21, 2007, as amended June 12, 2007, to $9,500,000 (the “Revolver”). The Revolver bears interest according to a coverage ratio formula with a coverage ratio ranging from 1.0 to 2.0 and Prime rate ranging from Prime plus 1% to Prime plus 0%.  The coverage ration formula is defined as the ratio of (i) Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) minus capital expenditures paid in cash, to (ii) Debt Service (as such terms are defined in the Loan Agreement), in each case for the fiscal quarter ending on the date of the subject financial statements and calculation, and (b) the term “Prime Rate” shall mean the “prime rate” or “base rate” of interest publicly announced by Citibank, N.A. Refer to Exhibit 10.4 for the complete text of the Revolver.

(b)  Amended and Restated Convertible Term Note

Contemporaneously with entering into the New Credit Facility described above, the Company amended and restated the Convertible Term Note dated February 21, 2007, as amended June 12, 2007, from $2,000,000 to $3,000,000 (the “Convertible Note”). The Convertible Note: (a) bears interest at 10% per annum, (b) the principal is payable (i) in thirteen (13) equal monthly installments of $83,333.33 each, due and payable on the first day of each calendar month commencing July 1, 2009 and continuing through and including August 1, 2010, and (ii) in a final installment due and payable on August 31, 2010 in an amount equal to the entire remaining principal balance, (c) and is convertible optionally by ComVest at any time or mandatorily by LaPolla subject to satisfaction of certain conditions to common stock at the rate of $.77 per share.  The Convertible Note was personally guaranteed by the Chairman of the Board (“Guaranty”). Refer to Exhibits 10.2 for the complete text of the Convertible Note and 10.3 for the complete text of the Guaranty.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02  Unregistered Sales of Equity Securities

Contemporaneously with entering into the New Credit Facility described above, Richard J. Kurtz, the Chairman of the Board and principal stockholder of LaPolla, in a private transaction in reliance on Section 4(2) of the Securities Exchange Act of 1933, as amended, converted $2,000,000 of the total indebtedness owed to him by LaPolla into shares of restricted common stock, par value $.01 of LaPolla, at the rate of $.78 per share, yielding a total issuance of 2,564,103 shares. The price per share reflects the ten (10) day volume weighted average price (VWAP) of the Company’s common stock as traded on the NASDAQ OTC Bulletin Board prior to June 30, 2008. Refer to Exhibit 10.5 for confirmation of the transaction.

SECTION 8 – OTHER EVENTS

Item 8.01.  Other Events

Warrants

Contemporaneously with entering into the New Credit Facility described above, the Company issued to ComVest a warrant to acquire up to 1,000,000 shares of LaPolla's common stock at an exercise price of $.78 per share (“New Warrant”) and also agreed to modify the exercise price with respect to all of the previously issued and remaining 1,500,000 warrants (“Prior Warrants”). The Prior Warrants were previously priced at $.74 for 750,000 and $.61 for 750,000.  The Prior Warrants were repriced at $.60. Refer to Exhibits 10.9 for the complete text of the New Warrant and Exhibit 10.10 for the modification language relating to the Prior Warrants.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

See Index of Exhibits.

Index

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 7, 2008	LAPOLLA INDUSTRIES, INC.

/s/ Michael T. Adams
Michael T. Adams
Executive Vice President

Index

INDEX OF EXHIBITS

Exhibit Number	Description

10.1	Amended and Restated Revolving Credit and Term Loan Agreement between LaPolla and ComVest dated June 30, 2008.
10.2	Amended and Restated Convertible Term Note between LaPolla and ComVest dated June 30, 2008.
10.3	Guaranty between ComVest and Richard J. Kurtz dated June 30, 2008.
10.4	Amended and Restated Revolving Credit Note between LaPolla and ComVest dated June 30, 2008.
10.5	Confirmation of Debt-to-Equity Conversion between Richard J Kurtz and LaPolla dated June 30, 2008.
10.6	Warrant No. CV-1 To Purchase Shares of Common Stock issued to ComVest dated February 21, 2007 (incorporated by reference to Exhibit 10.4 to Form 8-K dated and filed February 23, 2007).
10.7	Warrant No. CV-2 To Purchase Shares of Common Stock issued to ComVest dated February 21, 2007 (incorporated by reference to Exhibit 10.5 to Form 8-K dated and filed February 23, 2007).
10.8	Warrant No. CV-3 To Purchase Shares of Common Stock issued to ComVest dated February 21, 2007 (incorporated by reference to Exhibit 10.6 to Form 8-K dated and filed February 23, 2007).
10.9	Warrant No. CV-5 To Purchase Shares of Common Stock issued to ComVest dated June 30, 2008.
10.10	Warrant Amendment Letter re: Repricing of Warrants CV-1, CV-2, and CV-3 dated June 30, 2008 between LaPolla and ComVest dated June 30, 2008.